Exhibit 99.4.2

Joint Filing Agreement

Statement Pursuant to Rule 13d-1(k)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13D, as amended, under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock, par value $.0001 per share, of GTT Communications, Inc. beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13D, thereby incorporating the same into such Schedule 13D.

Date: April 23, 2019

Spruce House Investment Management LLC

By:	/s/ Thomas Walker
Name: Thomas Walker Title: Authorized Person

Spruce House Capital LLC

By:	/s/ Thomas Walker
Name: Thomas Walker
Title: Authorized Person

The Spruce House Partnership LP

By:	Spruce House Capital LLC Its general partner

By:	/s/ Thomas Walker
Name: Thomas Walker
Title: Authorized Person

Zachary Sternberg

/s/ Thomas Walker
(Attorney-in-fact)

Benjamin Stein

/s/ Thomas Walker
(Attorney-in-fact)